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                                                                    EXHIBIT 99.4


To whom it may concern:

    The undersigned, Steven D. Jorns, hereby consents to being named as a designee to be elected as a director of FelCor Lodging Trust Incorporated in the Registration statement on Form S-4 of FelCor Lodging Trust Incorporated and FelCor Lodging Limited Partnership filed on June 7, 2001, all prospectuses related thereto and all subsequent amendments thereto.


                                          Yours Sincerely,

                                          /s/ Steven D. Jorns
                                          ---------------------------

                                          Steven D. Jorns